Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Senior Secured Notes Offering

(HOUSTON, Texas) – October 29, 2013 – Calpine Corporation (NYSE: CPN) today announced that it intends to offer $490,000,000 in aggregate principal amount of Senior Secured Notes due 2024 in a private placement. The notes will be guaranteed by each of Calpine Corporation’s current and future subsidiaries that is a guarantor under Calpine Corporation’s first lien credit facilities. The notes and related guarantees will be secured equally and ratably with the indebtedness incurred under Calpine Corporation’s first lien credit facilities and other indebtedness that is permitted to be secured by such assets, by a first-priority lien on substantially all of Calpine Corporation’s and certain of the guarantors’ existing and future assets, subject to certain exceptions and permitted liens.

Calpine Corporation intends to use the proceeds from this offering, together with cash on hand (if necessary), to (i) redeem 10% of the original aggregate principal amount of each series of Calpine Corporation’s existing notes (other than its 7.25% Senior Secured Notes due 2017) and (ii) pay premiums, fees and expenses relating to this offering and the redemption described above.

The notes will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. without registration under the Securities Act or pursuant to an applicable exemption from such registration.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and nor shall there be any offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Calpine

Calpine Corporation generates more electricity than any other independent power producer in America, with a fleet of 93 power plants in operation or under construction, representing more than 28,000 megawatts of generation capacity. Serving customers in 20 states and Canada, we specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner. Our clean, efficient, modern and flexible fleet is uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, stricter environmental regulation, aging power generation

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Calpine Corporation Announces Senior Secured Notes Offering

October 29, 2013

infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. We focus on competitive wholesale power markets and advocate for market-driven solutions that result in nondiscriminatory forward price signals for investors.

Forward-Looking Information

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expectations regarding the use of proceeds from the offering, expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2012. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Calpine undertakes no obligation to update any such statements.